Exhibit 10.21

The South Financial Group Stock Option Award Agreement

This Stock Option Award Agreement (this “Agreement”) is made as of September 18, 2008 (the “Grant Date”) by The South Financial Group, Inc. (“TSFG” or the “Company”) with _____________ (the “Participant”) under the terms of The South Financial Group Long Term Incentive Plan (the “Plan”). The Plan is incorporated herein by reference and made a part of this Agreement. Except as otherwise provided, terms used herein shall have the meaning provided in the Plan.

1)

Grant of Option. The Company hereby grants to the Participant a stock option (“Option”) to purchase ________ shares of TSFG common stock at an Option Price per share of $10.16 subject to the terms and conditions of the Plan and this Agreement. This Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code (the “Code”).

2)	Vesting
a)

The Option will vest on June 30, 2011 if (1) the Participant remains employed by the Company at June 30, 2011 and (2) the Company’s closing stock price for 20 consecutive business days during the first six months of 2011 equals or exceeds $12 per share. If such two conditions are not met, then no vesting shall occur and the Option will terminate.

b)	No portion of the Option that is unvested upon the date when the Participant’s employment with TSFG or any subsidiary is terminated shall thereafter become vested or exercisable.

3)	Exercise and Term
a)

The Option shall have a term of 10 years following the date of grant (the “Term”) and may be exercised during its Term only to the extent vested. Any portion of the Option which is vested shall be exercisable until the earlier of the following (the “Expiration Date”):

i)	Termination of employment if terminated for “cause”; or
ii)	One year after the date of the Participant’s termination of employment, if termination is by reason of Death; or
iii)	Three months after the date of the Participant’s termination of employment, if termination is for any reason other than Death or Cause, or
iv)	The end of the Term.
b)	Any vested portion of the Option may be exercised in whole or in part at any time prior to its expiration provided under Section 3(a).
c)	Any vested portion of the Option not exercised prior to its Expiration Date will be forfeited and will terminate.
d)

Any vested portion of the Option may be exercised by completing a Request for Stock Option Exercise form (found at Cintra/Human Resources/Stock Plans) and returning it to the head of Shareholder Relations prior to its Expiration Date along with payment for the exercise cost and any applicable taxes.

4)	Miscellaneous.
a)	Shareholder Rights. Participant acknowledges that he/she does not have any rights as a shareholder of the TSFG by reason of grant of the Option.
b)	Nontransferable. The Option is not transferable except as expressly permitted by the Plan.

Mary A. Jeffrey

PLEASE RETURN TO ANDREA STEGALL, SC-961-24

The South Financial Group, Inc.

2008 – 2010 LONG TERM INCENTIVE PLAN

Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (this “Agreement” or this “Award”) is made as of September 18, 2008 (the “Grant Date”), by and between The South Financial Group, Inc. (the "Company") and ____________________ (the “Participant”). Where the context permits, the term “Company” shall include its subsidiaries.

DISCLAIMER

THIS AGREEMENT IS NOT A CONTRACT OF EMPLOYMENT. THE EMPLOYMENT RELATIONSHIP BETWEEN PARTICIPANT AND THE COMPANY (UNLESS THERE IS A SPECIFIC INDIVIDUAL EMPLOYMENT CONTRACT) IS AT-WILL AND VOLUNTARY. THIS MEANS THAT EITHER THE COMPANY OR THE PARTICIPANT CAN TERMINATE THE EMPLOYMENT RELATIONSHIP AT ANY TIME WITH OR WITHOUT CAUSE AND WITH OR WITHOUT NOTICE. THE EMPLOYMENT AT-WILL STATUS OF SUCH PERSONS IS NOT BE ALTERED BY THIS DOCUMENT OR ANY OTHER STATEMENT OR REPRESENTATION BY ANY PERSON ON BEHALF OF THE COMPANY, BUT CAN ONLY BE ALTERED ONLY BY AN EXPRESS WRITTEN CONTRACT WHICH PURPORTS TO ALTER SUCH RELATIONSHIP, WHICH CONTRACT MUST BE SIGNED BY THE APPROPRIATE MEMBER OF THE COMPANY’S MANAGEMENT EXECUTIVE COMMITTEE.

ALL EMPLOYEES WHO HAVE ENTERED INTO OR MAY LATER ENTER INTO SUCH A WRITTEN CONTRACT ARE FURTHER ADVISED THAT THIS DOCUMENT DOES NOT IN ANY WAY ALTER, MODIFY, OR AMEND SUCH CONTRACT.

THE PARTICIPANT IS FURTHER ADVISED THAT THE EMPLOYMENT RELATIONSHIP BETWEEN THE COMPANY AND THE PARTICIPANT IS NOT MODIFIED IN ANY WAY BY ANY EMPLOYEE’S OWNERSHIP, VESTING, OR OTHER INTEREST OF ANY KIND IN ANY BENEFIT OR ASSET THAT MAY BE PROVIDED OR AWARDED UNDER THE 2007 – 2009 LONG TERM INCENTIVE PLAN PROGRAM (THE “PLAN”) OR THIS AWARD. HOWEVER, CERTAIN PROVISIONS OF THIS AWARD MAY BE CONDITIONED UPON CONTINUED EMPLOYMENT WITH THE COMPANY OR MAY OTHERWISE BE RELATED TO THE DURATION OF THE PARTICIPANT’S EMPLOYMENT WITH THE COMPANY.

WHEREAS, the Compensation Committee of the Board of Directors (the “Committee”) has, pursuant to the Plan, granted this Award to the Participant and authorized and directed the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Participant hereby agree as follows:

1.	Award. The Participant is hereby granted this Award of ____ Restricted Stock Units (“Units”). This Award will be subject to payment conditions as outlined in Paragraph 2 below.

2.	Payment.
(i)	Fifty percent (50%) of the Units will vest on January 31, 2010 and the remaining fifty percent (50%) will vest on January 31, 2011.
(ii)

As soon as practical after the Units have vested, the Company shall deliver to the Participant one share of Company common stock (“Stock”) for each Unit so earned, subject to any reductions for tax withholding, as contemplated in Paragraph 5 below.

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3.

Termination. The Participant must be a Company employee as of the date of vesting to be entitled to receive any Stock as a result of this Award. All Units granted hereunder and not otherwise earned and vested, will be forfeited upon Participant ceasing to be a Company employee.

4.

Change of Control. Anything in this Agreement to the contrary notwithstanding, in the event of a Change of Control as defined by the Plan document, all Units will vest as of the date of the Change in Control.

5.

Taxes. The Company shall withhold all applicable taxes required by law from all amounts paid in satisfaction of the Award. A Participant may satisfy the tax obligation with respect to the Award (i) by paying the amount of any such taxes in cash or check (subject to collection), (ii) by the delivery (or attestation of ownership) of shares of Stock, or (iii) with the approval of the Committee, by having shares of Stock deducted from the payment. The amount of the withholding and, if applicable, the number of shares of Stock to be deducted shall be determined by the Committee as of when the withholding is required to be made, provided that the number of shares of Stock so withheld shall not exceed the minimum required amount of such withholding. Unless the Participant notifies the Company in writing of his/her election to satisfy the tax obligation with cash or check, all tax obligations incurred with respect to this Award will be satisfied by deducting the maximum number of whole shares of Stock with a fair market value on the date of vesting equal to, but not more than, the amount of taxes owed. Any taxes not satisfied with whole shares of Stock will be deducted from the Participant’s income on the next regular payroll cycle.

6.	Non-Assignability. This Award and the related Units are not assignable or transferable other than by will or by the laws of descent and distribution.

7.

Rights as a Stockholder. Subject to the terms and provisions of applicable law and of this Agreement, the Participant shall have no rights as a stockholder of the Company with respect to the Units until such time as the Company delivers the share of Stock for each Unit earned.

8.	Distributions with Respect to Stock.
(i)	Prior to vesting of the Units, no cash dividends shall be paid to Participant.
(ii)

Participants will receive any stock dividends on the same basis as holders of Stock, except their dividends will be in the form of additional Units (and will vest to the extent the underlying Units with respect to which they were issued, vest). Any Units received by a recipient as a stock dividend, or as a result of stock splits, recapitalizations, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise, directly or indirectly, shall have the same status and be subject to this Agreement in the same manner as the underlying Unit with respect to which it was issued.

9.	No Right to Continued Service. Nothing herein shall obligate the Company to continue the Participant’s employment or other service for any particular period or on any particular basis of compensation.

10.

Burden and Benefit. The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Participant and his or her executors or administrators, heirs, and personal and legal representatives.

11.

Execution. This Award is not enforceable until this Agreement has been signed by the Participant and the Company. By executing this Agreement, the Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

12.	Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of South Carolina, without regard to the conflict of laws principles thereof.

13.	Modifications. No change or modification of this Agreement shall be valid unless it is in writing and signed by the parties hereto.

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14.

Entire Agreement. This Agreement, together with the Plan, sets forth all of the agreements between the parties hereto with respect to the Units granted hereunder, and there are no agreements between them with respect to the Units other than as set forth herein or therein. The terms and conditions of the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

15.	Construction. The use of any gender herein shall be deemed to include the other gender and the use of the singular herein shall be deemed to include the plural and vice versa, wherever appropriate.

16.

Notices. Any and all notices required herein shall be addressed: (i) if to the Company, to the principal executive office of the Company; and (ii) if to the Participant, to his or her address as reflected in the records of the Company.

17.

Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the day and year first above written.

The South Financial Group, Inc.

By:
(signature)

(print name)

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